Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:
Jasper Ventures, Inc.

We consent to the use of our report dated December 7, 2007, in this Registration Statement on Form SB-2 of Jasper Ventures, Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



/s/ LBB & Associates Ltd., LLP
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LBB & Associates Ltd., LLP
Houston, Texas
January 17, 2008